UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2020

Diamond S Shipping Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 413-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Gerasimos Ventouris has informed Diamond S Shipping Inc. (the “Company”) of his decision to resign from its Board of Directors (the “Board”), effective March 23, 2020. Mr. Ventouris indicated that his departure did not reflect any disagreement with the Company. Mr. Ventouris had been designated as a director pursuant to the Director Designation Agreement dated March 27, 2019 (the “Director Designation Agreement”) between the Company, Capital Maritime & Trading Corp., Crude Carriers Investments Corp. and Capital GP L.L.C. (together, the “Former CPLP Holders”). Pursuant to the Director Designation Agreement, the Former CPLP Holders have the right to nominate a replacement director to fill the vacancy created by Mr. Ventouris’ resignation, and have so nominated Mr. George Cambanis to fill the vacancy on the Board.

Effective March 23, 2020, on the recommendation of the nominating and corporate governance committee of the Board (the “Nominating Committee”), the Board has appointed Mr. Cambanis as a director of the Company to fill the vacancy created by Mr. Ventouris’ resignation. Mr. Cambanis’ term expires at the Company’s 2020 Annual Meeting of Shareholders.

Mr. Cambanis is a South African Chartered Accountant and Greek Certified Public Accountant actively engaged in the shipping industry since 2004. Since his retirement in 2017, he has advised maritime-related technology startups and venture capital firms in the United States, the United Kingdom and Israel. Mr. Cambanis has been a Managing Director at YieldStreet Marine Finance, an investment platform for asset-based investment opportunities, since April 2018, a director of Greek financial technology company Flexfin S.A. since November 2018, an advisor and investor at marine technology company Sea Machine Robotics since April 2017 and an advisor director at Alpha Trust, Greece’s largest independent asset manager, since January 2020. From 1976 through 2017, Mr. Cambanis worked at Deloitte and its correspondent firm in Athens, Greece. In 2004, he established and led the Deloitte Global Shipping & Ports practice providing advisory and audit services to shipping companies seeking to raise capital in the United States, including advising on the listing of ten Greek shipping companies on the New York Stock Exchange and Nasdaq. Mr. Cambanis was the founder of Deloitte Greece, merging it with the Greek practice of Touche Ross in 1990. Prior to that, he served as an audit manager and assisted in the establishment of the Greek Institute of Certified Public Accountants in 1992. Mr. Cambanis completed the Articles of Clerkship with Coopers & Lybrand in South Africa and qualified as a South African Chartered Accountant in 1975.

Mr. Cambanis has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. A copy of the press release announcing the changes to the Board is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On March 12, 2020, Mr. Harold L. Malone III resigned from his position as a member of the Company’s audit committee of the Board (the “Audit Committee”). Mr. Malone will remain a director of the Company. Effective March 23, 2020, the Board has appointed Mr. George Cambanis to the Audit Committee. The Board has determined that Mr. Cambanis satisfies the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

On March 23, 2020, Mr. Gerasimos Kalogiratos resigned from his position as a member of the Company’s compensation committee (the “Compensation Committee”) and the Nominating Committee. Mr. Kalogiratos will remain a director of the Company. Effective March 23, 2020, the Board has appointed Mrs. Alexandra Kate Blankenship to fill the vacancy on the Nominating Committee and Mr. Bart H. Veldhuizen to fill the vacancy on the Compensation Committee. The Board has determined that Mrs. Blankenship and Mr. Veldhuizen each satisfy the independence requirements of the New York Stock Exchange.

On March 18, 2020, the Board established a standing conflicts committee (the “Conflicts Committee”), consisting solely of independent directors, primarily to review Related Party Transactions (as defined in the Corporate Governance Guidelines of the Company). The initial members of the Conflicts Committee are Mrs. Blankenship, Mr. Veldhuizen and Mr. Cambanis.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Lorraine Annucci
Name: Lorraine Annucci Title: VP Accounting

Date: March 24, 2020